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                                                                     Exhibit 5.1

                                                November 21, 1996





Cragar Industries, Inc
4636 North 43rd Avenue
Phoenix, Arizona 85031

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:


         We have acted as counsel to Cragar Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the offer and sale by the Company of (a) 850,000 shares of Common Stock (and the offering of an additional 127,500 shares if the over-allotment option is exercised in full);
(b) 850,000 Common Stock Purchase Warrants to purchase shares of Common Stock (and the offering of an additional 127,500 Common Stock Purchase Warrants if the over-allotment option is exercised in full); (c) 850,000 shares of Common Stock underlying the Common Stock Purchase Warrants (and the offering of an additional 127,500 shares of Common Stock if the over-allotment option is exercised in full); (d) Representative's Warrants to purchase 85,000 shares of Common Stock and 85,000 Underlying Warrants; (e) 85,000 shares of Common Stock underlying the Representative's Warrants; and (f) 85,000 shares of Common Stock underlying the Underlying Warrants (collectively, the "Securities"). In this regard, we have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Stock, the Common Stock Purchase Warrants, the Representative's Warrants, and the Underlying Warrants will conform in all material respects to the description thereof set forth in the Registration Statement.


         Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:
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November 21, 1996
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         (a)      The Registration Statement has become effective under the
Securities Act;

         (b) The due authorization, registration, and delivery of the certificate or certificates evidencing the Common Stock has occurred;

         (c) The due authorization, execution and delivery of the Underwriting Agreement pursuant to which the Representative's Warrants are to be issued has occurred;


         (d) The compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Securities; and

         (e) The Securities are issued and sold and consideration has been received therefore in the manner specified in the Registration Statement and the exhibits thereto; then


                  1. The Common Stock to be issued by you will be legally issued, fully paid and non-assessable.


                  2. The Common Stock Purchase Warrants, the Representative's Warrants, and the Underlying Warrants to be issued by you will be legally issued and will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and
(ii) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). The shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants, the Representative's Warrants, and the Underlying Warrants and receipt by the Company of the consideration for such shares in accordance with the terms thereof will be legally issued, fully paid and non-assessable.


         The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance, or delivery of the Common Stock.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                                     Very truly yours,




                                                     SNELL & WILMER L.L.P.